Exhibit 99.1

Albertsons® Companies Names Andrew Murray Chief Financial Officer

Seasoned finance and enterprise transformation leader brings expertise across consumer products, food and agribusiness

BOISE, Idaho – November 10, 2026 – Albertsons® Companies, Inc. (NYSE: ACI) today today announced that Andrew Murray will join the company as Chief Financial Officer, effective Jan. 17, 2027. Murray brings extensive experience spanning finance, corporate strategy, capital allocation and enterprise transformation having held executive roles at consumer-focused businesses including Fonterra, Simplot Australia and Mondelez International. Murray succeeds Cody Perdue, who has served as Interim Chief Financial Officer since Sept. 30, 2026. Perdue will continue with the company in his role as Senior Vice President of Treasury, Investor Relations and Risk Management.

"Andrew is a highly respected senior leader with strong expertise in driving profitable growth and large-scale business transformation which will be invaluable during this critical turnaround time at Albertsons," said Susan Morris, CEO of Albertsons Companies. "I look forward to working with Andrew and our leadership team as we simplify the organization, improve decision-making, reinvest savings in customer value and boost long-term shareholder returns."
"I am grateful to Cody for his leadership as interim CFO and his contributions to Albertsons throughout this transition," added Morris.
Murray currently serves as Group Chief Financial Officer of Fonterra Co-Operative Group, the world’s largest dairy exporter and co-operative in New Zealand owned by farmers. At Fonterra, Murray oversees finance as well as strategy, mergers and acquisitions, transformation, information technology, financial trading, shared services and procurement. He joined Fonterra in 2023 as CFO, Global Markets, before becoming Group CFO in 2024. Murray will relocate from New Zealand to Boise prior to January 2027.
Before joining Fonterra, Murray served as Chief Financial Officer at Simplot Australia, with responsibility for finance, corporate strategy, legal and information technology. He also led global finance transformation at Toll Group and held senior finance roles at Mondelez International for Australia and New Zealand and later, the Asia Pacific, Middle East and Africa region.
"Albertsons has a significant opportunity ahead, and I am pleased to be joining the company during this important time," said Murray. "Together with Susan and the leadership team, we will drive growth and deliver meaningful value for customers, associates, communities and shareholders."
Murray holds a BA (Hons.) in Accounting & Economics from the University of Strathclyde. He is a member of the Chartered Institute of Management Accountants and has completed Harvard Business School’s Advanced Management Program.

Important Notice Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws. The "forward-looking statements" include our current expectations, assumptions, perspectives and projections about our business and our industry. You can identify forward-looking statements by the use of words such as "outlook," "may," "should," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future" and "intends" and similar expressions which are intended to identify forward-looking statements. The forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties which are beyond our control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements. In evaluating our forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the “Risk Factors” section or other sections in our reports filed with the SEC including the most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K and available at the SEC’s website at www.sec.gov.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of September 12, 2026, the Company operated 2,240 retail stores with 1,709 in-store pharmacies, 408 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 35 states and the District of Columbia under 22 well known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, ACME, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2025, along with the Albertsons Companies Foundation, the Company contributed $497 million in food and financial support, including $56 million through its Nourishing Neighbors Program, to ensure those living in its communities and those impacted by disasters have enough to eat.

Albertsons, Safeway, Amigos, Andronico’s, Balducci's, Haggen, Jewel-Osco, Market Street, Pavilions, Randalls, Tom Thumb and Vons are registered service marks of Albertsons Companies, Inc. or its subsidiaries. ACME, Carrs, Kings, Shaw's, Star Market and United Supermarkets are service marks of Albertsons Companies, Inc. or its subsidiaries. Albertsons associated logos, product names and services are trademarks or service marks of Albertsons Companies, Inc. All other trademarks are the property of their respective owners.

Contacts

media@albertsons.com